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                                 [INSIGHT LOGO]
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NASDAQ: NSIT                                               FOR IMMEDIATE RELEASE
                                                         THURSDAY, JULY 18, 2002


                        INSIGHT ENTERPRISES, INC. TO HOLD
                      PRE-Q2 2002 EARNINGS CONFERENCE CALL
                                ON JULY 18, 2002



TEMPE, ARIZONA - THURSDAY, JULY 18, 2002 - INSIGHT ENTERPRISES, INC. (NASDAQ:
NSIT) (THE "COMPANY") today announced that it will hold a conference call to clarify its recent announcement concerning anticipated second quarter 2002 results. The Company will host the conference call and live Webcast on July 18, 2002 at 5:00 p.m. EST. The live Webcast of the conference call (in listen-only mode) will be broadcast from the Company's corporate website at www.insight.com. Replays will be available following the end of the call, until Monday, July 22, 2002, 11:59 p.m. EST.

ABOUT INSIGHT ENTERPRISES, INC.

Insight Enterprises, Inc., a Fortune 1000 company, is a holding company composed of the following operating units: Insight Direct Worldwide, Inc. is a leading global direct marketer of computers, hardware and software, offering a broad line of more than 200,000 brand name products primarily to businesses in the United States, Canada and the United Kingdom. Insight sells its products via a staff of customer-dedicated account executives utilizing proactive outbound telephone-based sales, electronic commerce and electronic marketing and via the Internet. Direct Alliance Corporation is a business process outsourcing organization providing marketplace solutions in the areas of direct marketing, direct sales, finance and logistics using state-of-the-art proprietary technology, infrastructure and processes. For additional information about Insight Enterprises, Inc., call (480) 902-1001 in the United States or visit www.insight.com.

CONTACTS:   STANLEY LAYBOURNE                     KAREN MCGINNIS
            CHIEF FINANCIAL OFFICER,              SENIOR VICE PRESIDENT-
              SECRETARY AND TREASURER               FINANCE
            TEL. (480) 350-1142                   TEL. (480) 333-3074
            EMAIL slaybour@insight.com            EMAIL kmcginni@insight.com




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Insight Enterprises, Inc.        1305 W. Auto Drive        Tempe, Arizona 85284
                        480-902-1001        FAX 480-902-1165